Exhibit 10.2

Execution Copy

To:                             Clarion Partners Property Trust Inc.

230 Park Avenue

New York, New York 10169

Re:                             Subscription Agreement for the Purchase of Shares of Class W Common Stock

The undersigned, Clarion Partners CPPT Coinvestment, LLC, a Delaware limited liability company, as of the 17th day of October, 2012, subscribes for and agrees to purchase 1,020,000 shares of Class W common stock, $0.01 par value (such shares to be purchased referred to herein as the “Shares”), of Clarion Partners Property Trust Inc. (the “Corporation”), a corporation organized and existing under the laws of the State of Maryland, pursuant to the terms and conditions of this Subscription Agreement.  The Corporation is externally managed and advised by CPT Advisors LLC (the “Advisor”), a subsidiary of the undersigned.

The undersigned acknowledges that the Corporation will not register the issuance of the Shares under the Securities Act of 1933, as amended (the “1933 Act”), or any state securities laws (the “State Acts”) in reliance upon exemptions from registration contained in Section 4(2) of the 1933 Act and the State Acts, and that the Corporation relies upon these exemptions, in part, because of the undersigned’s representations, warranties and agreements contained in this Subscription Agreement as well as those contained in the letter separately executed by the undersigned substantially in the form attached hereto as Exhibit A.

1.                                      The undersigned represents, warrants and agrees as follows:

1.1.                            The undersigned hereby subscribes for 1,020,000 Shares, and hereby delivers in United States dollars the purchase price of $10.00 per share for an aggregate purchase price of $10,200,000 in cash.

1.2.                            The undersigned has carefully read this Subscription Agreement and, to the extent it believes necessary, has discussed with its counsel the representations, warranties, and agreements that it makes by signing this Subscription Agreement and the limitations that apply to its resale of the Shares.

1.3.                            The undersigned has had the opportunity to ask questions of and receive answers or obtain additional information from a representative of the Corporation concerning the financial and other affairs of the Corporation and the terms and conditions of the offering of the Shares to which this Subscription Agreement relates, and, to the extent the undersigned believes necessary in light of its knowledge of the Corporation’s affairs, the undersigned has asked these questions and received satisfactory answers.

1.4.                            (a)  The undersigned is purchasing the Shares for its own account, with the intention of holding the Shares for investment and with no present intention of dividing or allowing others to participate in this investment or of reselling or otherwise participating, directly or indirectly, in a distribution of the Shares; and, subject to Section 1.4(b) below, it will not make any sale, transfer or other disposition of the Shares except to an affiliate without the prior consent of the Corporation’s board of directors and any purported transfer in violation of this Section 1.4(a) shall be void ab initio.

(b) Notwithstanding Section 1.4(a) above, the Shares purchased hereunder shall be eligible for redemption in accordance with the Corporation’s redemption plan as described in the Corporation’s registration statement for its continuous public offering as amended from time to time. The undersigned acknowledges that (1) the share redemption plan is subject to certain limitations as to the amount of shares that may be redeemed during each calendar quarter, and may be modified or suspended by the Corporation’s board of directors, and (2) the undersigned will be treated pari passu with all other stockholders requesting redemptions pursuant to the share redemption plan.

1.5.                            The undersigned is familiar with the business in which the Corporation is or will be engaged, and based upon its knowledge and experience in financial and business matters, it is familiar with the investments of the type that it is undertaking to purchase pursuant to this Subscription Agreement; it is fully aware of the risks involved in making an investment of this type; and it is capable of evaluating the merits and risks of this investment.

1.6.                            The investment that the undersigned is undertaking in this Subscription Agreement corresponds with the nature and size of its present investments and net worth, and the undersigned can financially bear the economic risk of this investment, including the ability to afford holding the Shares for an indefinite period or to afford a complete loss of its investment.

1.7.                            The undersigned agrees that it will not vote any of the Shares of the Corporation that it owns regarding (i) the removal of any affiliate of the undersigned as advisor to the Corporation or any director of the Corporation or (ii) any transaction between (A) the Corporation or any of its affiliates or directors and (B) the undersigned or any of its affiliates, including the Advisor.

1.8.                            The principal office of the undersigned is at the address shown under the signature on the signature page of this Subscription Agreement.

1.9.                            The undersigned understands as follows:

(a)                                 The current facts surrounding this investment do not satisfy conditions under Rule 144 under the 1933 Act (“Rule 144”) that would permit the undersigned to resell the Shares under Rule 144; the nature of the Corporation’s business and the conditions under Rule 144 make it unlikely that facts will ever exist to satisfy the conditions that would permit the undersigned to resell the Shares under Rule 144; even if satisfaction of the conditions under Rule 144 should occur, the undersigned could resell the Shares in reliance upon the provisions of Rule 144 only in limited amounts and in accordance with the other terms and conditions of Rule 144; and in connection with any resale of the Shares by the undersigned that Rule 144 does not permit, the undersigned must comply with some other registration exemption.

(b)                                 The Corporation has no obligation to register the Shares or to comply with the conditions of Rule 144 or to take any other action necessary in order to make available any exemption for the resale of the Shares without registration.

(c)                                  The Corporation will give stop transfer instructions to its transfer agent or the officer in charge of its stock records who will note on the Corporation’s appropriate records words to the effect that the Shares may not be transferred out of the undersigned’s name unless the undersigned first obtains approval from the Corporation.

(d)                                 The Corporation will not issue physical certificates for the Shares.  Instead, the Shares will be recorded on the books and records of the Corporation or the Corporation’s transfer agent.  The form of Notice to Stockholders of Issuance of Uncertificated Shares of Common Stock, as mandated by Maryland General Corporation Law, is attached hereto as Exhibit B.

2.                                      The parties hereto agree as follows:

2.1                               This Subscription Agreement shall be governed by and construed in accordance with the laws of the State of Maryland without giving effect to the conflict of laws provisions therein.

2.2                               This Subscription Agreement contains the entire agreement between the parties with respect to the subject matter hereof.  The provisions of this Subscription Agreement may not be modified or waived except in a writing signed by both parties.

2.3                               This Subscription Agreement and the rights, powers and duties set forth herein shall, except as set forth herein, bind and inure to the benefit of the heirs, executors, administrators, legal representatives, successors and assigns of the parties hereto. The parties hereto may not assign any of their respective rights or interests in and under this Subscription Agreement without the prior written consent of the other party, and any attempted assignment without such consent shall be void and without effect.

2.4                               If any part of this Subscription Agreement is held by a court of competent jurisdiction to be unenforceable, illegal or invalid, the balance of this Subscription Agreement shall remain in effect and unaffected by such unenforceability, illegality or invalidity.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the undersigned has executed this Subscription Agreement as of the day and year first written above.

CLARION PARTNERS CPPT COINVESTMENT, LLC

By:	/s/ Patrick Tully
Name:	Patrick Tully
Title:	President

230 Park Avenue
Principal Office: Number and Street

New York, New York 10169
City State Zip Code

ACCEPTED, as of the 17th day of October, 2012, on behalf of Clarion Partners Property Trust Inc.

By:	/s/ Edward L. Carey
Edward L. Carey
Chief Executive Officer

EXHIBIT A

Representation Letter

EXHIBIT B

Notice to Stockholders of Issuance of Uncertificated Shares of Common Stock

(See Attached)

CLARION PARTNERS PROPERTY TRUST INC.

a Maryland corporation

NOTICE TO STOCKHOLDER OF ISSUANCE

OF UNCERTIFICATED SHARES OF COMMON STOCK

To:                             Stockholder

From:               Clarion Partners Property Trust Inc.

Shares of Class W common stock, $0.01 par value per share

Clarion Partners Property Trust Inc., a Maryland corporation (the “Corporation”), is issuing to you, subject to acceptance by the Corporation, the number of shares of its Class W common stock (the “Shares”) set forth in your subscription agreement with the Corporation.  The Shares do not have physical certificates.  Instead, the Shares are recorded on the books and records of the Corporation or the Corporation’s transfer agent, and this notice is given to you of certain information relating to the Shares.  All capitalized terms not defined herein have the meanings defined in the Corporation’s charter, as the same may be amended from time to time, a copy of which, including the restrictions on transfer and ownership, will be furnished to each holder of shares of stock of the Corporation on request and without charge.  Requests for such a copy may be directed to the Secretary of the Corporation at its principal office.

The Corporation has the authority to issue shares of stock of more than one class.  Upon the request of any stockholder, and without charge, the Corporation will furnish a full statement of the information required by Section 2-211 of the Maryland General Corporation Law with respect to certain restrictions on ownership and transferability, the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption of the shares of each class of stock which the Corporation has authority to issue, the differences in the relative rights and preferences between the shares of each series to the extent set, and the authority of the Board of Directors to set such rights and preferences of subsequent series.  Such requests must be made to the Secretary of the Corporation at its principal office.